                                                 Registration No. 333- --------

      As filed with the Securities and Exchange Commission on July 18, 2000

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8

                             Registration Statement

                                      Under

                           The Securities Act of 1933

                              RNETHEALTH.COM, INC.
        ------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                     Colorado                              39-1731029
          --------------------------------------       -------------------
         (State or other jurisdiction of                  (IRS Employer
         incorporation or organization)                Identification No.)

         506 Santa Monica Bl., Suite 400,
           Santa Monica, California                           90401
         ---------------------------------------       -------------------
         (Address of Principal Executive Offices)           (Zip Code)

                             2000 Stock Compensation Plan
             ------------------------------------------------------
                            (Full title of the plan)

                               Wendy Borow Johnson
                              Rnethealth.com, Inc.
                         506 Santa Monica Bl., Suite 400
                             Santa Monica, CA 90401
                                 (310) 393-3979
             ------------------------------------------------------
            (Name, address and telephone number of agent for service)

                          Copy to: James Eisberg, Esq.
                         BECKMAN, MILLMAN & SANDERS LLP
                                 116 John Street
                                  New York, NY

                         CALCULATION OF REGISTRATION FEE


----------------------- --------------------- -------------------- --------------------- --------------------
 Title of Securities        Amount to be       Proposed Maximum      Proposed Maximum         Amount of
   to be Registered          Registered       Offering Price Per    Aggregate Offering    Registration Fee
                                                     Share                Price
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock of the         1,850,000(1)          $0.5312(2)           $982,720               $259.44
Company par value
$0.01
----------------------- --------------------- -------------------- --------------------- --------------------

(1) To be issued, at the sole discretion of the Registrant, as an outright grant of Shares, or Shares underlying options granted to and to be granted, under the 2000 Stock Compensation Plan.

(2) The proposed maximum offering price per share of Common Stock and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The fee for the shares being registered is based on a price of $0.5312 per share, which is the average of the closing bid price of the Common Stock on July 14, 2000, as quoted on the Nasdaq National Market.

                                     PART I

     The document(s) containing the information concerning the RnetHealth.com, Inc. 2000 Stock Compensation Plan, effective as of July 10, 2000 (the "Plan"), required by Item 1 of Form S-8, and the statement of availability of Registrant information, employee benefit plan annual reports and other information required in Item 2 of Form S-8 will be sent or given to participants as specified by Rule
428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "SEC") either as part of this registration statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. Rnethealth, Inc., a Colorado corporation (the "Company"), shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the SEC or its staff a copy or copies of all of the documents included in such file.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Rnethealth.com, Inc. (the "Company") under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30,1999;

          (b) The Company's Quarterly Report on Form 10-QSB for the fiscal period ended March 31, 2000;

          (c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since March 31, 2000; and

          (d) The description of the Company's Common Stock contained in the Company's Registration Statement filed with the SEC under the Exchange Act and subsequent amendments and reports filed to update such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document which is also incorporated by reference herein modified or superseded such statement.


Item 4. DESCRIPTION OF SECURITIES

     Not applicable.



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Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.


Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by the Colorado Business and Corporation Act, the Company's Articles of Incorporation provide that directors and officers of the Company will not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for breach of a director's or officer's duty of loyalty to the Company or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for acts relating to unlawful distributions or for any transaction from which the director or officer derived and improper personal benefit. The Company's Articles of Incorporation also provide (subject to certain exceptions) that the Company shall, to the maximum extent permitted from time to time under the law of the State of Colorado, indemnify, and upon such request shall advance expenses to, any director or officer to the extent permitted under such law as may from time to time be in effect. The Company's bylaws require the Company to indemnify, the full extent permitted by law, any director, officer, employee or agent of the Company for acts which such person reasonably believes are not in violation of the Company's corporate purposes as set forth in the Articles of Incorporation. As a result of these provisions, shareholders may be unable to recover damages against the directors and officers of the Company for actions taken by them which constitute negligence or gross negligence, or a violation of their fiduciary duties, which may reduce the likelihood of shareholders instituting derivative litigation against directors and officers and may discourage or deter shareholders from suing directors, officers, employees and agents of the Company for breached of their duty of care, even though such an action, if successful, might otherwise benefit the Company and its shareholders.


Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


Item 8. EXHIBITS

Exhibit Number       Description
--------------       -----------

4.15 The Company's Articles of Incorporation (incorporated by reference to exhibit 3.1 to the Company's Registration Statement on Form SB-2, File No. 333-27787)

4.16 The Company's Bylaws (incorporated by reference to exhibit 3.2 to the Company's Registration Statement on Form SB-2,
                  File No. 333-27787)

4.17              Rnethealth.com, Inc. 2000 Stock Compensation Plan
                  (Filed herewith)

4.18 Registration Statement of the Company on Form 8-A (declared effective on July 31, 1997, File No. 0- 22913, and incorporated herein by reference)

4.19              Resolution of the Board of Directors dated July 10, 2000
                  (Filed herewith)

5.2               Opinion of Counsel of Beckman, Millman & Sanders, LLP
                  (Filed herewith)

23.4              Consent of Arthur Andersen LLP (Filed herewith)
                  Consent of Corbin & Wertz (Filed herewith)

23.5              Consent of Beckman, Millman & Sanders, LLP (included in
                  Exhibit 5.2)




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Item 9. UNDERTAKINGS

The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona tide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the Company in the successful defense of that action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on the 18th day of July, 2000.


                                           RNETHEALTH.COM, INC.


                                           By: /s/ WENDY BOROW JOHNSON
                                           -------------------------------------
                                           Wendy Borow Johnson
                                           President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


By:  /s/ STACEY ROMM
     ---------------------------------------------
Stacey Romm, Chief Financial Officer

Dated:  July 18, 2000


By:  /s/ ROBERT PORTRIE
     ---------------------------------------------
Robert Portrie, Chairman of the Board of Directors

Dated:  July 18, 2000


By:  /s/ GEORGE HENRY
     ---------------------------------------------
George Henry, Member of the Board of Directors

Dated:  July 18, 2000


By:  /s/ WILLIAM MOSES
     ---------------------------------------------
William Moses, Member of the Board of Directors

Dated:  July 18, 2000


By:  /s/ MARC GUREN
     ---------------------------------------------
Marc Guren, Member of the Board of Directors

Dated:  July 18, 2000


By:  /s/ KEVIN WALL
     ---------------------------------------------
Kevin Wall, Member of the Board of Directors

Dated:  July 18, 2000

                                  EXHIBIT INDEX


Exhibit Number       Description
--------------       -----------

4.15 The Company's Articles of Incorporation (incorporated by reference to exhibit 3.1 to the Company's Registration Statement on Form SB-2, File No. 333-27787)

4.16 The Company's Bylaws (incorporated by reference to exhibit 3.2 to the Company's Registration Statement on Form SB-2, File No. 333-27787)

4.17                 Rnethealth.com, Inc. 2000 Stock Compensation Plan
                     (Filed herewith)

4.18 Registration Statement of the Company on Form 8-A (declared effective on July 31, 1997, File No. 0- 22913, and incorporated herein by reference)

4.19                 Resolution of the Board of Directors dated July 10, 2000
                     (Filed herewith)

5.2                  Opinion of Counsel of Beckman, Millman & Sanders, LLP
                     (Filed herewith)

23.4 Consent of Arthur Andersen LLP (Filed herewith) Consent of Corbin & Wertz (Filed herewith)

23.5                 Consent of Beckman, Millman & Sanders, LLP (included in
                     Exhibit 5.2)